UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2007

EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.
     On January 24, 2007, the Board of Directors of Eaton Corporation (the “Company”) expanded the size of the Board to eleven members and elected Charles E. Golden to the Board to fill the vacancy thus created. Mr. Golden, age 60, retired on April 30, 2006 from the position of Executive Vice President and Chief Financial Officer with Eli Lilly and Company, a position he held for ten years. Mr. Golden was appointed by the Company’s Board of Directors to the Audit, Finance and Executive Committees.
     Mr. Golden currently serves on the boards of Hillenbrand Industries, Inc. and Unilever.
     Pursuant to the Company’s 2002 Stock Plan, and in connection with his election as a director of the Company, on January 24, 2007, Mr. Golden received a one-time grant of options to purchase 10,000 common shares of the Company. In accordance with the Plan, these options vest six months after the date of grant. Mr. Golden also will receive compensation pursuant to the Company’s standard arrangements for directors as described in its proxy statement for the 2006 Annual Meeting of Shareholders, and will be eligible to participate in the Company’s 2005 Non-Employee Director Fee Deferral Plan.
     The Company and Mr. Golden have entered into an indemnification agreement in the same form as the Company has used with each other director and officer of the Company. The form indemnification agreement provides that, to the fullest extent permitted by law, the Company will indemnify each director or officer against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the director or officer in connection with any claim against the director or officer as a result of the director’s service as a member of the Board of Directors or the officer’s service as an officer of the Company. The summaries of the material terms of the form indemnification agreement and the stock option grant set forth above are qualified in their entirety by reference to the full text of the applicable agreements. (See Exhibits 10.1 and 10.2, respectively, to this Report, which are incorporated herein by reference.) A copy of the press release issued by the Company on January 24, 2007 is included as Exhibit 99.1 to this Report and is incorporated herein by reference.
     There are no related party transactions involving Mr. Golden that would require disclosure pursuant to S-K Item 404(a). There are no arrangements or understandings between Mr. Golden and any other persons pursuant to which Mr. Golden was selected as a director of the Company.

Item 9.01. Financial Statements and Exhibits.

Number	Exhibit
10.1	Form of Indemnification Agreement between the Company and each of the non-employee directors of the Company.
10.2	Form of Stock Option Agreement for grants to non-employee directors pursuant to the 2002 Stock Plan.
99.1	Press Release dated January 24, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION
Date: January 25, 2007	/s/ M.M. McGuire
M. M. McGuire
Vice President and General Counsel